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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-228985 and No. 333-227470) on Forms S-8 of FVCBankcorp, Inc. of our report dated March 29, 2019, relating to our audit of the consolidated financial statements included in this Annual Report on Form 10-K of FVCBankcorp, Inc. and its Subsidiary for the year ended December 31, 2018.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 29, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm